SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

ANALOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement)

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For the Annual Meeting of Stockholders to be held on January 17, 2003
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AUDITORS
PROPOSAL 3 APPROVAL OF THE OCTOBER 15, 2002 AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR ANALOGIC CORPORATION
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS

Analogic Corporation

Notice of Annual Meeting of Stockholders of
Analogic Corporation to be held January 17, 2003

     The Annual Meeting of Stockholders of Analogic Corporation (the “Company”) will be held at the Company’s headquarters located at 8 Centennial Drive, Peabody, Massachusetts, 01960 (Centennial Industrial Park) on Friday, January 17, 2003, at 11:00 o’clock in the morning for the following purposes:

(1) To elect two (2) Class II directors for a three (3) year term, to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

(2) To consider and act upon the matter of ratifying the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year.

(3) To consider and act upon the matter of approving amendments to the Company’s Employee Stock Purchase Plan, as amended, a copy of which is included as Exhibit A.

(4) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

     The Board of Directors has fixed the close of business on December 5, 2002, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

Julian Soshnick Clerk

December 13, 2002

IF YOU ARE ENTITLED TO VOTE AT THE MEETING,
KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

Analogic Corporation
8 Centennial Drive
Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on January 17, 2003

     This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Analogic Corporation (the “Company”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 17, 2003 (the “Meeting”), and is being mailed, together with the form of proxy solicited on or about December 13, 2002, to each stockholder of record of the Company as of December 5, 2002.

     The enclosed proxy, if executed and returned, will be voted by the persons named in the proxies as directed on the proxy and, in the absence of such direction, for the election of the two nominees as directors, for ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year, for approving proposed amendments to the Company’s Employee Stock Purchase Plan, as amended, and in accordance with their best judgment any other matters which are properly brought before the Meeting.

     Any stockholder giving a proxy in the accompanying form (the “Proxy”) retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including giving written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent proxy. Attendance of the stockholder at the Meeting in person, will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Clerk at the Meeting.

Quorum and Vote Required

     The holders of record of shares of Common Stock, $.05 par value, at the close of business on December 5, 2002, may vote at the Meeting. On December 5, 2002, there were issued and outstanding 13,291,098 shares of Common Stock of the Company (not including 842,604 shares held in treasury). Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Meeting.

     The holders of a majority of the shares of Common Stock issued and outstanding at the close of business on December 5, 2002, shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one of more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting is required for the ratification of independent auditors and the approval of an amendment to the Company’s Employee Stock Purchase Plan.

     Shares that abstain from voting as to a particular matter will be considered to be represented at the meeting with respect to that matter. However, shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter will not be considered as shares represented with respect to that matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting for the election of directors; broker non-votes will have no effect on the voting for the ratification of independent auditors or approving the amendment to the Company’s Employee Stock Purchase Plan, and abstentions will have the same effect on the voting for the ratification of independent auditors and the approval of the amendments to the Employee Stock Purchase Plan as a vote against such matters.

Stock Ownership

     The following table sets forth information as to all persons (including any “group,”) as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) known by the Company to have owned beneficially 5% or more of its Common Stock as of October 31, 2002, based upon information received from or on behalf of the persons named. Unless otherwise noted, the Company believes that the beneficial owners listed have sole voting and investment power with respect to the shares listed.

	Amount and Nature of		Percent of Class
Name and Address	Beneficial Ownership		(as of October 31, 2002)

Bernard M. Gordon	3,909,292	(1)	29.4%
Charitable Remainder Unitrust Bernard M. Gordon and Julian Soshnick, Trustees 8 Centennial Drive Peabody, MA 01960
T. Rowe Price Associates, Inc.	1,548,850	(2)	11.6%
100 East Pratt Street Baltimore, MD 21202
Lord Abbett & Co.	1,085,316	(2)	8.2%
90 Hudson Street Jersey City, NJ 07302

(1)	Mr. Gordon serves as Trustee of the Bernard M. Gordon Charitable Remainder Unitrust (the “Trust”) along with Julian Soshnick. The Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above exclude 12,900 shares owned by the Gordon Foundation.

(2)	Based upon the information provided by T. Rowe Price Associates, Inc. and Lord Abbett & Co., T. Rowe Price Associates, Inc. has sole dispositive power over 1,548,850 shares and sole voting power over 354,450 shares; Lord Abbett & Co. has beneficial ownership over its 1,085,316 shares.

PROPOSAL 1
ELECTION OF DIRECTORS

     The Company’s Restated Articles of Organization and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a staggered three-year term of office. One class expires each year. The terms of two directors, Bruce W. Steinhauer and Julian Soshnick, will expire at the Meeting. Bruce W. Steinhauer and Julian Soshnick have been nominated for election as the Class II directors, to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     The persons named in the enclosed proxy will vote to elect as Directors the two nominees named above, both of whom are presently Directors of the Company, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. In the event that any nominees should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that the said nominees will be unwilling or unable to serve if elected.

     The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock, as of October 31, 2002, by each director and nominee for director of the Company, each Executive Officer, and all directors, nominees for directors and officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

Nominees for Class II director are indicated by two asterisks (**).

				Amount and Nature of Beneficial
				Ownership of the
		Principal Occupation	Director	Company's Common Stock
Name	Age	Or Employment	Since	as of October 31, 2002 (1)

If elected, term expires in 2006:
Bruce W. Steinhauer**(2)(3)	69	President and Chief Executive Officer of the Regional Medical Center at Memphis	1993	8,334	*	(6)
Julian Soshnick**	70	Vice President, General Counsel and Clerk	2001	10,000	*	(7)
Term expires in 2004:
Bernard M. Gordon	75	Chairman of the Board and Executive Chairman	1969	3,909,292		(4)
John A. Tarello	71	Retired Senior Vice President of Analogic	1979	8,334	*	(6)
Gerald L. Wilson (2)(3)	63	Former Dean, School of	1980	10,334	*	(6)
		Engineering and Professor, Massachusetts Institute of Technology
Term expires in 2005:
M. Ross Brown	68	Retired Vice President of Analogic	1984	3,334	*	(6)
Edward F. Voboril (2)(3)	59	Chairman and CEO of Wilson Greatbatch Technologies. Clarence, NY	1990	8,334	*	(6)
Michael T. Modic	52	Chairman of the Division of Radiology at the Cleveland Clinic Foundation	2001	1,667	*

John J. Millerick	54	Senior Vice President, Chief Financial Officer and Treasurer	N/A	25,000	*	(5)
Beneficial Ownership of Shares by All Current Directors and Executive Officers as a Group (9 persons)				4,197,584		(4)(5)(6)

*	Represents less than 1% ownership.

(1)	The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted the beneficial owners have sole voting and investment power with respect to the shares listed.

(2)	Member of Audit Committee.

(3)	Member of Compensation Committee.

(4)	Mr. Gordon serves as a Trustee of the Bernard Gordon Charitable Remainder Unitrust (the “Trust”) along with Julian Soshnick. The Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all the assets of the Trust, in general, will be distributed to the Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above exclude 12,900 shares owned by the Gordon Foundation. The shares represent 29.4% of the outstanding shares as of October 31, 2002.

(5)	This amount includes certain shares issued under the Company’s Key Employee Stock Bonus Plan which are subject to forfeiture under certain circumstances.

(6)	These amounts include certain shares deemed beneficially owned under Exchange Act Rule 13d-3(d)(1).

(7)	Excludes 3,909,292 shares held by the Bernard Gordon Charitable Remainder Unitrust and 12,900 shares held by the Gordon Foundation. Mr. Soshnick serves as a Trustee of each, but has no beneficial interest in either.

     Bernard M. Gordon has been the Chairman of the Board of Directors of the Company since 1969, and was President from 1980 to 1995. Mr. Gordon assumed the title of Executive Chairman, President and Chief Executive Officer in February, 2002. Mr. Gordon also is Chairman of the Board of Directors of the Lahey Clinic. Mr. Gordon is also a director of Cedara Software Corporation.

     John A. Tarello retired from the Company in November 1999. Mr. Tarello was the Company’s Controller from May 1970 through July 1982, a Vice President of the Company from 1971 to 1980, a Senior Vice President since 1980, and Treasurer from 1985 through 1999. He also is a director of Spire Corporation.

     M. Ross Brown retired from the Company in November 1999. Mr. Brown joined the Company in August 1984 and was responsible for managing its manufacturing operations. He was elected a Vice President in October 1984.

     Edward F. Voboril has been President and CEO of Wilson Greatbatch Technologies of Clarence, New York, since December 1990. He was elected Chairman of the Board of that company in 1997. Wilson Greatbatch Technologies is a developer and manufacturer of power sources, wet tantalum capacitors and precision engineered components and sub-assemblies used in implantable medical devices.

     Dr. Gerald L. Wilson is the former Dean of the School of Engineering at the Massachusetts Institute of Technology (MIT) and the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology. Dr. Wilson has served on MIT’s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. He is a trustee of NSTAR Corporation and a director of SATCON Corporation.

     Dr. Bruce W. Steinhauer became the President and Chief Executive Officer of the Regional Medical Center at Memphis in 1998. Prior to this position, he was the Chief Executive Officer of the Lahey-Hitchcock Clinic from 1992 to 1998. Prior to that, he was Senior Vice President for Medical Affairs and Chairman of the Board of Governors for the Medical Group Practice of the Henry Ford Hospital from 1988 to 1992.

     Julian Soshnick joined the Company in October 1981 as General Counsel and served as a Vice President since July 1982 and Clerk since 1988 before retiring from these positions in January 2001. Mr. Soshnick was reappointed Vice President, General Counsel and Clerk in October 2001.

     Dr. Michael T. Modic has been Chairman of the Division of Radiology at the Cleveland Clinic Foundation in Cleveland, Ohio, since 1989 and has been on its Board of Governors since 2000. Dr. Modic also has been a Professor of Radiology at Ohio State University since 1993.

     By reason of Mr. Gordon’s beneficial ownership of Common Stock as set forth above, he may be deemed to control the Company. In addition, in their capacity as trustees of the Bernard M. Gordon Charitable Remainder Unitrust, Mr. Gordon, along with Mr. Soshnick, may be deemed to control the Company.

     The Board of Directors held six meetings during the 2002 fiscal year.

     The Board of Directors has an Audit Committee and a Compensation Committee.

     The Board of Directors does not have a nominating committee.

     Mr. Voboril, Dr. Wilson, and Dr. Steinhauer serve on the Audit Committee and each meets the standards of independence as defined by the listing standards of NASDAQ. During fiscal year 2000, the Audit Committee adopted a formal Committee Charter which sets forth the responsibilities of the Committee. This Charter was reviewed and approved by the Board of Directors. The Committee reviews this Charter on an annual basis to assess its adequacy. The Audit Committee met five times during the 2002 fiscal year.

     Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Compensation Committee, with Bernard M. Gordon serving as an ex-officio, non-voting participant in Compensation Committee meetings. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning officers’ salaries and other compensation matters. The Compensation Committee met four times during the 2002 fiscal year.

     The Board of Directors recommends a vote “FOR” Proposal 1.

PROPOSAL 2
APPROVAL OF AUDITORS

     It is proposed that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company to audit its financial statements for the fiscal year ending July 31, 2003. PricewaterhouseCoopers LLP served as the Company’s independent auditors for the fiscal year ended July 31, 2002. Representatives of PricewaterhouseCoopers are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Although stockholders approval of the Board of Directors’ selection of PricewaterhouseCoopers is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors may reconsider its selection.

     Fees charged by PricewaterhouseCoopers LLP for services rendered in auditing the Company’s annual financial statements for the most recent fiscal year and reviewing statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, as well as the fees charged by PricewaterhouseCoopers LLP for other professional services rendered during the most recent fiscal year are as follows:

Audit Fees	$540,310
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$183,050

     The Board of Directors recommends a vote “FOR” Proposal 2.

PROPOSAL 3
APPROVAL OF THE OCTOBER 15, 2002 AMENDMENT TO THE
EMPLOYEE STOCK PURCHASE PLAN

     On October 15, 2002, subject to stockholder approval, the Board of Directors approved further amendments to the Employee Stock Purchase Plan (the “Stock Purchase Plan” or “Plan”). Subject to the Plan’s other limitations, the amendments increase the maximum value of stock that each employee can purchase from $2,000 to $2,600 in each of the two payment periods per year; alters the definition of “highly-compensated employees” (who are ineligible to participate in the Plan) to those whose annualized base pay compensation from the Company exceeds $100,000; and eliminates the waiting period for employee eligibility at the outset of employment with the Company.

     The full text of the Stock Purchase Plan (as amended) is set forth in Exhibit A to this Proxy Statement. The following summary of the principal provisions of the Stock Purchase Plan does not purport to be complete and is subject in all respects to, and is qualified in its entirety by reference to the full text of the Stock Purchase Plan.

     Eligible Employees. All employees of the Company and any of its participating subsidiaries, with the exception of officers, directors, and employees who earn annualized base pay compensation from such employment in excess of $100,000, will be eligible to receive options under the Stock Purchase Plan to purchase the Company’s Common Stock (except employees in countries whose laws make participation impractical). However, in no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of the Company’s stock. Furthermore, no employee may be granted an option which permits his rights to purchase Common Stock under the Stock Purchase Plan and any similar plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For the purpose of the Stock Purchase Plan, the term “employee” shall not include an employee whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year.

     Stock Subject to the Stock Purchase Plan. Up to 700,000 shares of the Company’s Common Stock, $.05 par value, may be issued pursuant to options granted under the Stock Purchase Plan, subject however, to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

     Payment Periods and Stock Options. The six-month periods, July 1 to December 31 and January 1 to June 30, will be considered Payment Periods during which payroll deductions will be accumulated for the purpose of exercising options granted under the Stock Purchase Plan.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Stock Purchase Plan an option to purchase on the last day of such Payment Period at the Option Price (as defined below) that number of full shares of the Company’s Common Stock reserved for the Stock Purchase Plan as his accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price, but not more than the number of shares equal in value to $2,600 divided by the Option Price; provided and on the condition that such employee remains eligible to participate in the Stock Purchase Plan throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) 85% of the fair market value of the Company’s Common Stock on the first business day of the Payment Period, or (ii) 85% of the fair market value of the Company’s Common Stock on the last business day of the Payment Period. The term fair market value means closing price of the Company’s Common Stock as reported on the NASDAQ.

     Each eligible employee who continues to be a participant in the Stock Purchase Plan throughout the Payment Period shall be deemed to have exercised his option on the last business day of the Payment Period and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the Stock Purchase Plan as his accumulated payroll deductions on such date will pay for at the Option Price. If a participant is not an employee on the last business day of and throughout a Payment Period, he will not be entitled to exercise his option.

     Payroll Deductions. An employee may authorize payroll deductions in any even dollar amount up but not more than the lesser of (i) ten percent of his regular base pay, or (ii) an aggregate of $2,600 in any Payment Period, provided, however, that the minimum deduction in respect of any payroll period will be five dollars.

     The Company will accumulate and hold for the employee’s account the amounts deducted from his pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

     Deductions may be increased or decreased during a Payment Period, and an employee may withdraw from the Stock Purchase Plan and withdraw all but not less than all of the payroll deductions credited to his account at any time prior to the last business day of each Payment Period.

     Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Payment Period.

     No Transfer or Assignment of Employee’s Rights. An employee’s rights under the Stock Purchase Plan may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him.

     Termination of Employee’s Rights. Except as set forth in the next paragraph, an employee’s rights under the Stock Purchase Plan will terminate when he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for at least 20 hours per week, or for any other reason.

     Upon termination of the participating employee’s employment because of his death, his beneficiary designated under the Stock Purchase Plan will have the right to elect, by written notice to the Company within 30 days after the death of the employee either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the next Payment Period following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the Stock Purchase Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Price. Any excess in such account (in lieu of fractional shares) will be returned to the beneficiary. In the event that no such written notice of election is received by the Company, the beneficiary automatically will be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

     Termination and Amendments to the Stock Purchase Plan. The Stock Purchase Plan may be terminated at any time by the Company’s Board of Directors. In any event, it will terminate when all of the shares of Common Stock reserved for the Stock Purchase Plan have been purchased. If at any time shares of Common Stock reserved for the Stock Purchase Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participating employees, in proportion to their options and the Stock Purchase Plan will terminate. Upon such termination or any other termination of the Stock Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded.

     The Board of Directors has reserved the right to amend the Stock Purchase Plan from time to time in any respect, provided, however, that no amendment will be effective without prior approval of the stockholders, which would (a) in general, increase the number of shares of Common Stock to be offered under the Stock Purchase Plan, (b) change the class of employees eligible to receive options or (c) permit payroll deductions at a rate in excess of the lesser of (i) ten percent of an employee’s regular base pay, or (ii) an aggregate of $2,600 in any Payment Period.

     Administration of the Stock Purchase Plan. The Stock Purchase Plan will be administered by a committee appointed by the Board of Directors (the “Committee”). The Committee will consist of not less than three members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any options granted under it will be final unless otherwise determined by the Board of Directors.

     Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Stock Purchase Plan may be used for any corporate purposes, and the Company will not be obligated to segregate participating employees’ payroll deductions.

     Merger or Consolidation. If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Stock Purchase Plan and refund without interest the entire balance of each participating employee’s payroll deduction, or (ii) entitle each participating employee to receive on the last day of the Payment Period upon the exercise of such option for each share of Common Stock as to which such option is exercised the securities or property to which a holder of one share of Common Stock was entitled upon and at time of such merger or consolidation.

     Government Regulation. The Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective. The Company has registered the aggregate number of shares of Common Stock under the Stock Purchase Plan with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended. An employee, therefore, will be permitted to sell Common Stock purchased under the Stock Purchase Plan at any time without further registration under the Securities Act of 1933; provided, however, that because of certain federal tax requirements, each employee will agree by entering the Stock Purchase Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the date of the last day of the Payment Period during which the Common Stock was purchased showing the number of such shares disposed of.

     Federal Tax Consequences. The Stock Purchase Plan has been designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to the Code, no taxable income will be realized by the employee either at the time the option is granted or at the time the option is exercised. If the employee transfers the shares of Common Stock received upon exercise of the option more than one year after acquiring the shares and more than two or more years after the grant of the option, the employee will recognize ordinary income in an amount equal to the spread between the Option Price and the lesser of (i) the fair market value of the Common Stock on the date of grant of the option, or (ii) the fair market value of the Common Stock at the time of disposition. In addition, the employee may recognize long term capital gain or loss in an amount equal to the difference between the amount realized on the transfer of the Common Stock and the employee’s basis in the Common Stock.

     If the employee disposes of the shares of Common Stock within one year after acquiring the shares or within two years after the date of grant, the employee will recognize ordinary income in an amount equal to the difference between the Option Price and the fair market value of the Common Stock on the date of exercise. The employee will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the employee has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     The Company will not be entitled to any deduction for federal income tax purposes in connection with the issuance of shares of Common Stock pursuant to the exercise of options if the two-year holding period requirements are met by the employee. However, if an employee does not meet the holding period requirements, the Company may be entitled to a deduction in the amount of the ordinary income realized by the employee at the time of such disposition.

     General. As of October 31, 2002, approximately 1,450 employees were eligible to participate in the Stock Purchase Plan, of whom approximately 195 employees were Participants in the Plan. As of October 31, 2002, there were 537,278 shares available under the Plan.

The Board of Directors recommends a vote “FOR” Proposal 3.

EXECUTIVE OFFICERS

     The current Executive Officers of the Company are:

Name	Age	Position

Bernard M. Gordon	75	Chairman of the Board, Executive Chairman, President and Chief Executive Officer
John J. Millerick	54	Senior Vice President, Chief Financial Officer and Treasurer
Julian Soshnick	70	Vice President, General Counsel and Clerk

     For additional information with respect to Mr. Gordon and Mr. Soshnick, who are Directors, see Proposal 1 — Election of Directors.

     Mr. John J. Millerick joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in January 2000. Mr. Millerick was previously Senior Vice President and Chief Financial Officer of CalComp Technology, Inc., a manufacturer of computer technology and peripherals, from 1996 to 1999. Prior to CalComp Technology Inc., Mr. Millerick was Vice President-Finance of the Personal Computer Unit of Digital Equipment Corporation, a computer manufacturer, 1994 to 1995. Before joining Digital Equipment Corporation, Mr. Millerick served in several management positions at Wang Laboratories, Inc., leaving as Vice President-Corporate Controller and Acting Chief Financial Officer. Mr. Millerick is a director of Cedara Software Corporation.

     Executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are chosen and qualified, subject to early removal by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Bernard M. Gordon owns a 48% interest and Mr. Bernard L. Friedman, the Company’s former Vice Chairman of the Board (Mr. Friedman resigned on July 31, 1993), owns a 52% interest in a limited partnership (Audubon Realty), which owns the Danvers, Massachusetts facilities which were leased by the Company for a term which expired July 31, 2001.

     Audubon Realty also owns the facility located at 360 Audubon Road, Wakefield, Massachusetts, which is leased by the Company for a term expiring on January 31, 2004. This facility has been utilized by the Company for manufacturing and office space since May 1, 1981. The annual rent for this facility was increased from $357,000 to $398,000 effective May 1, 2002, and has been adjusted as of May 1 every third year to reflect increases in the cost of living.

     The foregoing rents paid to Audubon Realty are on a net lease basis, and accordingly the Company pays, in addition to the above rental payments, all taxes, maintenance, insurance, and other costs relating to the leased premises.

     The terms of the several lease agreements, at the time they were executed, were at least as favorable as those that could have been obtained from unaffiliated third parties. Prior to execution of each such lease, two independent appraisals were obtained in order to establish the fair market rate for subject premises. A rent, in each case discounted below the fair market rate established by the appraisals, was then agreed upon by the parties.

     The leases each incorporated periodic rent escalation clauses, based upon the Consumer Price Index. At the present time, the rent that the Company is paying under the Wakefield, Massachusetts, lease reflects fair rental value for the property.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the fiscal year ended July 31, 2002, who were serving as executive officers as of the end of the fiscal year (“Named Officers”) for services rendered in all capacities for the last three fiscal years.

						LONG-TERM
	ANNUAL COMPENSATION					COMPENSATION AWARDS

						Restricted		All Other
Name and Fiscal	Fiscal			Other	Total Annual	Stock Awards	Stock Options	Compensation
Principal Position	Year	Salary	Bonuses	(A)	Compensation	(B) (C)	(D)	(E)

Bernard M. Gordon	2002	$165,600	$0	$0	$165,600	$—	—	$—
Chairman of the Board,	2001	350,000	30,000	10,800	390,800	—	—	—
Executive Chairman,	2000	350,000	25,000	3,900	378,900	—	—	2,900
President and Chief Executive Officer
Thomas J. Miller, Jr. (1)	2002	$366,300	$0	$0	$366,300	$—	—	$—
President and Chief	2001	400,000	0	10,800	410,800	—	—	7,400
Executive Officer	2000	350,000	200,000	24,500	574,500	1,511,280	—	—
John J. Millerick (3)	2002	$215,100	$0	$0	$215,100	$—	—	$100
Senior Vice President,	2001	220,000	60,000	10,800	290,800	726,250	10,000	7,300
Chief Financial Officer	2000	114,000	0	2,700	116,700	—	20,000	—
and Treasurer
Lothar Koob (2)	2002	$206,000	$50,000	$44,900	$300,900	$—		$—
Executive Vice President	2001	155,000	50,000	122,500	327,500	862,500	20,000	5,100
	2000	0	0	0	0	—	—	—
Julian Soshnick (4)	2002	$172,600	$0	$0	$172,600	$417,300	—	$1,400
Vice President,	2001	203,600	25,000	10,800	239,400	—	—	4,300
General Counsel & Clerk	2000	206,000	20,000	2,000	228,000	—	—	3,400

Notes to Compensation Table

(1)	Mr. Miller joined the Company in October 1999, and resigned effective February 15, 2002.

(2)	Mr. Koob joined the Company in January 2001.

(3)	Mr. Millerick joined the Company in January 2000.

(4)	Mr. Soshnick retired in 2001 and returned to the Company as an officer in October 2001.

(A)	Represents a car allowance for each individual noted, as well as relocation assistance for Mr. Koob in fiscal 2002 and 2001 and for Mr. Miller in fiscal 2000.

(B)	Represents stock grants under the Company’s Key Employee Stock Bonus Plans (the “Bonus Plan”), pursuant to which Common Stock of the Company may be granted to key employees to encourage them to exert their best efforts on behalf of the Company. Each recipient of the Common Stock pursuant to the Bonus Plan is required to execute a non-competition agreement in a form satisfactory to the Company. The Bonus Plan is administered by a committee appointed by the Board of Directors consisting of the Chairman of the Board and three other Directors who are not eligible to participate in the Bonus Plan. Generally, the Common Stock granted pursuant to the Bonus Plan is not transferable for a period of three years from the date of the grant and is subject to a forfeiture in the event that the recipient leaves the employ of the Company during this period for any reason. Generally, on the third anniversary of the grant and during the subsequent three-year period, the transfer restrictions will lapse with respect to 25% of the Common Stock for each year the recipient remains in the employ of the Company. Failure to remain in the Company’s employ during all of the subsequent four-year period will result in a forfeiture of shares as to which restrictions on disposition still exist. The Common Stock granted pursuant to the Bonus Plan is held in escrow by the Company until such restrictions on disposition lapse. However, while in escrow, the recipient has the right to vote such shares of Common Stock and to receive any cash dividends thereon. The Board of Directors, acting upon the recommendation of the Compensation Committee, may at the time of grant designate a different schedule upon which the transfer restrictions lapse.

(C)	The following table reflects stock bonus awards for which transfer restrictions had not yet lapsed as of July 31, 2002.

		Market Value at
Name	Shares	Date of Grant

Lothar Koob	20,000	$862,500
John J. Millerick	20,000	$726,250
Julian Soshnick	10,000	$417,300

(D)	Represents options granted pursuant to the Key Employee Incentive Stock Option Plan dated June 11, 1998, as amended on October 12, 2000 and November 16, 2001.

(E)	Represents profit sharing distribution and 401(k) match.

Stock Option Grants In Last Fiscal Year

     There were no stock options granted to the Named Officers in fiscal 2002.

Stock Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information regarding stock options held by Executive Officers as of July 31, 2002. No Executive Officer exercised any stock options during the last fiscal year.

	Number of		Value of Unexercised
	Unexercised Options		In-The-Money Options
	at Fiscal Year End		At Fiscal Year End (1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Bernard M. Gordon	—	—	—	—
John J. Millerick	5,000	25,000	$23,500	$70,500
Lothar Koob	—	20,000	—	—
Julian Soshnick	—	—	—	—
Thomas J. Miller, Jr	—	—	—	—

(1)	The value of in-the-money options at year end represents the aggregate difference between the option exercise price and the market value of the Common Stock at July 31, 2002. “In-the-money” options are options whose exercise price was less than $40.70, the closing price of the Common Stock at July 31, 2002.

Equity Compensation Plan Information

     The following table provides information about the shares of common stock authorized for issuance under the Company’s equity compensation plans as of July 31, 2002.

			(c)
			Number of securities
	(a)	(b)	remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation plans
	exercise of outstanding	outstanding options,	(excluding securities reflected in
Plan Category	options, warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by security holders	803,360	$37.39	1,081,054 (1)

Equity compensation plans not approved by security holders	0	NA	0

Total	803,360	$37.39	1,081,054 (1)

(1)	Consists of 537,278 shares issuable under the Company’s Employee Stock Purchase Plan in connection with current and future offering periods under this plan.

Compensation of Directors

     Each Director who is not an employee of the Company is entitled to an annual fee of $10,000 plus a fee of $1,000 per meeting for each meeting of the Board or any Board Committee attended by him, which is not in conjunction with a Board meeting, together with reimbursement of travel expenses under certain circumstances.

     In June 1996, the Board of Directors adopted and the stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the “1997 Plan”). Pursuant to the 1997 Plan, options to purchase 50,000 shares of Common Stock may be granted only to Directors of the Company or any subsidiary who are not employees of the Company or any subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the Common Stock on the date of grant. The 1997 Plan provides that each new non-employee Director who is elected to the Board shall be granted an option to acquire 5,000 shares, effective as of the date he or she is first elected to the Board. This 1997 Plan is administered by members of the Company’s Board of Directors.

     Every four (4) years from the date on which a non-employee Director was last granted a non-employee Director option, that non-employee Director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

     Options granted under the 1997 Plan become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, and expire 10 years after the date of grant. There were no options granted under this plan in fiscal 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     Upon review of the forms and representations furnished to the Company pursuant to Item 405 of Regulation S-K, the Company is unaware of any “reporting person” (as defined in said Item 405) who failed to file on a timely basis a report required by Section 16(a) of the Securities Exchange Act of 1934 since the beginning of fiscal 2002.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Company’s Board of Directors during fiscal 2002 were Mr. Voboril, Dr. Wilson and Dr. Steinhauer. No Executive Officer of the Company has served as a director or member of the Compensation Committee of any other company whose executive officers serve as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

     The Company’s technology-driven philosophy and strategic growth objectives require an ability to attract and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of stockholder value.

     It is the charter of the Compensation Committee to develop, implement and control executive remuneration practices which:

     •     Align management objectives with shareholder interests,

     •     Balance short-term (annual) business plans with longer-term strategic goals,

     •     Link executive remuneration to individual and Company performance, and

     •     Provide for remunerative practices which are highly motivational to the individual and competitive in the marketplace.

     The Committee determines and approves all recommendations for base salary adjustment, cash incentive awards and/or stock incentive awards pertaining to the Chief Executive Officer and other Senior Executives.

Annual Compensation

     Executive salary ranges and annual incentive award targets are established annually. The Company’s practice is to compensate executives at a competitive level for its industry.

     Each position is assigned a salary range appropriate to the impact and scope of that position, considering both external survey data and internal equity. Annual salary increases and incentive awards are based on overall Company results and achievement of individual objectives during the fiscal year. Measures of Company performance include: sales growth, profit attainment, technical creativity and timely introduction of new products, manufacturing efficiency, product quality, employee morale and turnover.

     Individual performance factors are relevant to the area of responsibility for each executive, and include divisional performance where appropriate. The Committee reviewed competitive salary practices for corporate officers and, except as noted below, declined to make adjustments to base salaries in fiscal 2002.

     In November, 2001, the base salary rates of Analogic employees earning more than $50,000 per year were reduced by 8% of the amount above $50,000 for approximately 6 months (April, 2002), at which time salary rates were reinstated to November, 2001 salary levels. This reduction applied uniformly to all senior executives, except Mr. Gordon whose compensation is described below.

Incentive Bonus

     During fiscal 2002, the Company did not establish annual incentive performance plans for executive officers. The Company does provide cash bonuses to attract, retain and motivate executive officers, primarily as a first-year incentive. No bonuses were paid to executive officers for performance during the 2002 fiscal year.

Longer-Term Incentives

     Stock incentives, which include stock options and/or stock grants, were provided through one or more of the following Plans, previously approved by vote of the stockholders:

     •     Key Employee Incentive Stock Option Plan dated June 11, 1998, as amended.

     •     Key Employee Stock Bonus Plan dated October 12, 2000.

     The award of stock incentives to individual recipients considers the contribution of the individual to longer-term results, his/her impact upon divisional or corporate objectives, and the level of the position within the organization.

     The potential realization of gain from these awards is directly related to the continuing success of the Company as measured by increasing shareholder value.

Compensation of the Chairman of the Board, Executive Chairman, President and Chief Executive Officer

     Bernard M. Gordon was Chairman of the Board of the Corporation for the entire fiscal year, and reassumed the duties of President and Chief Executive Officer following the departure of Thomas J. Miller, Jr., in February 2002.

     Mr. Gordon’s base salary rate was not increased at any time during fiscal 2002, and he did not receive a bonus or stock incentives for fiscal 2002 performance.

     In early November, 2001, Mr. Gordon voluntarily elected to reduce his base salary to the annual rate of one dollar. This voluntary salary reduction remained in effect until late April, 2002, at which time his previous salary rate was reinstated.

COMPENSATION COMMITTEE

Dr. Gerald L. Wilson, Chairman Dr. Bruce W. Steinhauer Edward F. Voboril

AUDIT COMMITTEE REPORT

     In connection with the issuance of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2002, the Audit Committee:

1.	Reviewed and discussed the audited financial statements with management personnel.

2.	Met with the Company’s independent auditors, PricewaterhouseCoopers LLP, to review the audited financial statements and to discuss with the auditors all matters covered by Statement of Auditing Standards (SAS) No. 61, Communication with Audit Committees.

3.	Requested and obtained from the independent auditors a letter required by Independent Standards Board (ISB) No. 1 that the auditors were in all respects independent. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company.

     The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company, which are referred to under the heading “Proposal 2: Approval of Auditors,” is compatible with maintaining such auditors’ independence.

     The Audit Committee acts pursuant to the Audit Committee Charter. During fiscal year 2000, the Audit Committee adopted a formal Committee Charter which sets forth responsibilities of the Committee. This Charter was reviewed and approved by the Board of Directors. The Committee reviews this Charter on an annual basis to assess its adequacy. Each of the members of the Audit Committee qualifies as an “independent” Director under the current listing standards of the NASDAQ stock market.

     As a result of the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2002.

AUDIT COMMITTEE

Edward F. Voboril, Chairman Dr. Bruce W. Steinhauer Dr. Gerald L. Wilson

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Center for Research in Security Prices of the University of Chicago (“CRSP”) Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for all NASDAQ stocks within the Company’s primary SIC Code. The graph assumes $100 invested on July 31, 1997, in the Company’s Common Stock and $100 invested at that time in each of the NASDAQ indexes. The comparison assumes that all dividends are reinvested.

PERFORMANCE GRAPH FOR ANALOGIC CORPORATION

Produced on 10/02/2002 including data to 7/31/2002

     Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

PROPOSALS OF STOCKHOLDERS

     A stockholder of the Company who intends to present a proposal for action at the 2004 Annual Meeting of Stockholders of the Company may seek to have his or her proposal included in the Company’s proxy materials for that Meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder’s address and statement of the number of shares of Common Stock of the Company held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. To have a proposal considered for inclusion in the proxy material for the 2004 Annual Meeting of Stockholders, a stockholder must give the aforesaid notice and submit his or her proposal no later than August 15, 2003. The notice and text should be sent to the attention of John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, MA 01960.

     If a stockholder wishes to make a proposal at the 2004 Annual Meeting of Stockholders and does not notify the Company of that matter by October 29, 2003, the proxies that management solicits for the 2004 Annual Meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before that meeting.

OTHER MATTERS

     The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the Proxies or their substitutes shall vote the Proxies in respect of any such business in accordance with their best judgment.

     The cost of preparing, assembling, and mailing the proxy materials will be borne by the Company. The Company may solicit Proxies otherwise than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, correspondence or in person, to obtain Proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their out-of-pocket expenses in so doing.

     THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Form 10-K should be addressed to John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

For the Board of Directors Julian Soshnick Clerk

     December 13, 2002

     IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

EXHIBIT A

ANALOGIC CORPORATION
EMPLOYEE STOCK PURCHASE PLAN,
AS AMENDED ON OCTOBER 9, 1997 AND ON OCTOBER 15, 2002
(subject to the approval of Proposal 3 for Stockholders)

     1.     Purpose. The Analogic Corporation Employee Qualified Stock Purchase Plan, as amended, (hereinafter the “Plan”) is intended to provide a method whereby employees of Analogic Corporation (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s Common Stock. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

     2.     Eligible Employees. All employees of the Company or any of its participating subsidiaries, with the exception of “highly compensated employees”, which as used herein shall mean those employees who earn compensation from the Company in excess of $100,000 in regular base pay per year, shall be eligible to receive options under this Plan to purchase the Company’s Common Stock (except employees in countries whose laws make participation impractical). In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For the purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     For the purpose of this Plan, the term employee shall not include an employee whose customary employment is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.

     3.     Stock Subject to the Plan. The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock, $.05 par value, or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 700,000 subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

     4.     Payment Periods and Stock Options. The period commencing on the first day of the next succeeding month following the approval of the Plan by the Company’s stockholders and ending on either the next June 30 or December 31, whichever occurs earlier, and thereafter, the six-month periods, January 1 to June 30 and July 1 to December 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period at the Option Price, as hereinafter provided, that number of full shares of the Common Stock of the Company reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price, but not more than the number of shares equal in value to $2,600 divided by the Option Price; provided and on the condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Company’s Common Stock on the first business day of the Payment Period, or (ii) eighty-five percent (85%) of the fair market value of the Company’s Common Stock on the last business day of the Payment Period, in either case rounded up to avoid fractions other than multiples of 1/8.

     In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by proportionate increase in the number of shares and proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

     For purposes of this Plan the term “fair market value” means, if the Common Stock is listed on a national securities exchange or is on the National Market List of NASDAQ, the closing price of the Common Stock of the Company on such exchange or as reported on NASDAQ or such other national securities exchange as shall be designated by the Board of Directors or, if the Common Stock is traded in the over-the-counter securities market but not on the National Market List of NASDAQ, the average bid and asked closing prices of the Common Stock.

     For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the New York Stock Exchange or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

     No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

     5.     Exercise of Option. Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last business day of and throughout a Payment Period, he shall not be entitled to exercise his option.

     6.     Authorization for Entering Plan. An eligible employee may enter the Plan by filling out, signing and delivering to the Human Resources Department an Authorization:

(a)	stating the amount to be deducted regularly from his pay;

(b)	authorizing the purchase of stock for him in each Payment Period in accordance with the terms of the Plan;

(c)	specifying the exact name in which Common Stock purchased for him is to be issued in accordance with Article 11 hereof.

     Such Authorization must be received by the Human Resources Department at least ten (10) business days before the beginning date of such next succeeding Payment Period.

     The Company will accumulate and hold for the employee’s account the amounts deducted from his pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

     Unless an employee files a new Authorization or withdraws from the Plan, his deductions and purchases under the Authorization he has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his payroll deductions as of the beginning of the next Payment Period by filling out, signing and delivering to the Human Resources Department a new Authorization. Such new Authorization must be received by the Human Resources Department at least ten (10) business days before the beginning date of such next succeeding Payment Period.

     7.     Maximum Amount of Payroll Deductions. An employee may authorize payroll deductions in any even dollar amount up to but not more than the lesser of (i) ten percent (10%) of his regular base pay, or (ii) an aggregate of $2,600 in any Payment Period; provided however, that the minimum deduction in respect of any payroll period shall be five dollars ($5.00).

     8. Unused Payroll Deductions. Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Payment Period. However, in no event will the amount of the unused payroll deductions carried forward from a Payroll Period exceed the Option Price per share for the Payment Period.

     9.     Change in Payroll Deductions. Deductions may be increased or decreased during a Payment Period. A new Authorization will be required and must be received by the Human Resources Department at least ten (10) business days prior to the payroll period in which such change in deductions will take effect. New Authorizations received by the Human Resources Department after such date will take effect in the next succeeding payroll period.

     10.     Withdrawal from the Plan. An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his account under the Plan at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Human Resources Department in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

     An employee who withdraws from the Plan is like an employee who has never entered the Plan; the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To re-enter, such an employee must file a new Authorization at least ten (10) business days before the beginning date of the next Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

     11.     Issuance of Stock. Certificates for Common Stock issued to participants will be delivered as soon as practicable after each Payment Period.

     Common Stock purchased under the Plan will be issued only in the name of the employee, or if his Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

     12.     No Transfer of Assignment of Employee’s Rights. An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her.

     13.     Termination of Employee’s Rights. Except as set forth in the last paragraph of this Article 13, an employee’s rights under the Plan will terminate when s/he ceases to be an employee because of retirement, resignation, layoff, discharge, death, change of status, failure to remain in the customary employ of the Company for at least twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his/her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

     If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him/her on the day the interruption occurs.

     Upon termination of the participating employee’s employment because of his/her death, his beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Company’s Human Resources Department prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the Payment Period next following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purposes of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Price, and any excess in such account (in lieu of fractional shares) will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Human Resources Department, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the beneficiary, without interest.

     14.     Designation of Beneficiary. A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his/her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him/her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Company may designate. No beneficiary shall, prior to the death of the employee by whom s/he has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

     15.     Termination and Amendments to Plan. The Plan may be terminated at any time by the Company’s Board of Directors. It will terminate in any case when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participating employees, in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded.

     The Board of Directors also reserves the right to amend the Plan from time to time in any respect, provided, however, that no amendment shall be effective without prior approval of the stockholders, which would

(a)	except as provided in Articles 3 and 4, increase the number of shares of Common Stock to be offered under the Plan,

(b)	change the class of employees eligible to receive options under the Plan, or

(c)	Permit payroll deductions at a rate in excess of the lesser of (i) ten percent (10%) of an employee’s regular base pay, or (ii) an aggregate of $2,600 in any Payment Period.

     16.     Limitations of Sale of Stock Purchased Under the Plan. The Plan is intended to provide eligible employees an opportunity to acquire the Company’s Common Stock for investment. The Company does not, however, intend to restrict or influence any employee with respect to the resale of the Common Stock purchased under the Plan. An employee may, therefore, sell Common Stock purchased under the Plan at any time; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the date of the last day of the Payment Period during which the Common Stock was purchased showing the number of such shares disposed. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

     17.     Company’s Payment of Expenses Related to Plan. The Company will bear all costs of administering and carrying out the Plan.

     18.     Participating Subsidiaries. The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

     19.     Administration of the Plan. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than three members of Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

     20. Optionees Not Stockholders. Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

     21.     Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employee’s payroll deductions.

     22.     Governmental Regulation. The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, be filed with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

     23.     Transferability. Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

     24.     Effect of Changes of Common Stock. If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

     25.     Merger or Consolidation. If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the last day of the Payment Period upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible.

     A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

     26.     Withholding of Additional Federal Income Tax. The Company, in accordance with Section 3402(a) of the Code, and the Regulations and Rulings promulgated thereunder, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includable in the employee’s gross income.

     27. Approval of Stockholders. The Plan became effective on January 22, 1986 when it was approved by the holders of a majority of the outstanding shares of Common Stock of the Company. The Plan was then amended by the Board of Directors on October 9, 1997, subject to stockholder approval, which was obtained on January 23, 1998. The Plan was then further amended by the Board of Directors on October 15, 2002, subject to stockholder approval, which was obtained on January 17, 2003.

Analogic Corporation
8 Centennial Drive
Peabody, MA 01960
978-977-3000

DETACH HERE

PROXY

ANALOGIC CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 17, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking, all prior proxies, hereby appoint(s) Bernard M. Gordon, John J. Millerick, and Julian Soshnick, or any one of them, attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the “Company”) to be held at the Company’s headquarters located at Eight Centennial Drive, Peabody, Massachusetts on January 17, 2003, at 11:00 a.m. and at any adjourned session thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR the election of the nominees as directors and FOR Proposal 2 and FOR Proposal 3.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Director’s recommendations, please sign on the reverse side. You need not mark any boxes.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

ANALOGIC CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8564
EDISON, NJ 08818-8694

THIS IS YOUR PROXY.

YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

DETACH HERE

[X]	Please mark

      votes as in
      this example.

This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

The Board of Directors recommends a Vote FOR Proposals 1, 2 and 3.

1.     To elect the nominees as Directors.

      Nominees:  (01) Bruce W. Steinhauer and (02) Julian Soshnick

FOR	WITHHELD
[ ]	[ ]

[ ] ________________________________

         For all nominees except as noted above

2.	To consider and act upon the matter of ratifying the selection of PricewaterhouseCoopers LLP as the Company’s auditors for the current fiscal year.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	To consider and act upon the matter of approving amendments of the Company’s Employee Stock Purchase Plan, as amended.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.	To act upon any and all matters incidental to any of the forgoing and transact such other business as may legally come before the Meeting or any adjourned session of sessions thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [     ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: __________________________ Date:__________________

Signature:___________________________ Date:__________________